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                                                                     Exhibit 1.1

                          WESTLAKE CHEMICAL CORPORATION

                                EQUITY SECURITIES

                         FORM OF UNDERWRITING AGREEMENT

                                                                          , 20
                                                                 ---------    --
[Names and Addresses of the Underwriters]

Ladies and Gentlemen:

     1. Offering. Westlake Chemical Corporation, a Delaware corporation (the
"Company"), proposes to issue and sell to the Underwriters             shares
                                                           -----------
(the "Firm Securities") of its               , par value $    per share (the
                               --------------             ---
"Securities"), and also proposes to issue and sell to the Underwriters, at the
option of the Underwriters, an aggregate of not more than            additional
                                                          ----------
shares (the "Optional Securities"), of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities."

     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-          ),
                                                            ----------
including a form of prospectus, for the registration of the offer and sale of certain securities, including the Offered Securities under the Securities Act of 1933, as amended (the "1933 Act"), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Offered Securities, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the 1933 Act Regulations. The final prospectus and the final prospectus supplement relating to the Offered Securities, in the forms filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations for use in connection with the offering of the Offered Securities, are collectively referred to herein as the "Prospectus", and such registration statement in the form in which it became effective, is hereinafter called the "Registration Statement"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the date of this Agreement. A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be identical to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the date of this Agreement.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) At the time the Registration Statement became effective, the Registration Statement complied, and as of each Closing Date (as defined hereinafter), will comply, in all material respects with

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     the requirements of the 1933 Act and the 1933 Act Regulations. The
     Registration Statement, at the time it became effective, did not, as of the date hereof, does not, and at each Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and at each Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

          (b) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus and on any Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (d) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other organizational) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except to the extent
     (i) such capital stock is subject to a lien or encumbrance in connection with the Indenture dated as of July 31, 2003 by and among the Company, the guarantors named therein and JPMorgan Chase Bank, as trustee, relating to the 8 3/4% senior notes due 2011, the Credit Agreement dated as of July 31, 2003 by and among the Company, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as agent, relating to a $200 million senior secured revolving credit facility and the Credit Agreement dated as of July 31, 2003 by and among the Company, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as agent, relating to a senior secured term loan (collectively, the "Debt Agreements") or (ii) that any failure of such capital stock to be free from liens and encumbrances would not, individually or in the aggregate, have a Material Adverse Effect.

          (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

          (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the

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     Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the sale of the Offered Securities.

          (g) Except for the Registration Rights Agreement dated August 16, 2004 between the Company and TTWF LP and except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act that have not been validly waived or satisfied prior to the date hereof.

          (h) [The Offered Securities have been approved for listing, subject to notice of issuance, on The New York Stock Exchange.]

          (i) No consent, approval, authorization, or order of, or filing with, any governmental agency of the United States or body or any court with jurisdiction in the United States is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made or will be obtained and made prior to the date hereof under the 1933 Act (provided, however, a filing with the Commission pursuant to Rule 424(b) may be made after the date hereof so long as such filing is made within the time period specified in the applicable provision of such rule ) and such as may be required under state securities or blue sky laws.

          (j) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws or other organizational documents of the Company or any such subsidiary, other than, in the case of clauses (A) or (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in the Prospectus, the Company and each of its subsidiaries has (A) good and indefeasible title to (in the case of fee interests in real property), (B) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (C) valid title to (in the case of all other personal property), all of its respective properties and assets reflected in the Company's consolidated financial statements included in the Registration Statement and the Prospectus free and clear of all liens, encumbrances and defects, except for such failures to have such title to or interests in, and for such liens, encumbrances and defects, as would not, individually or in the aggregate, have a Material Adverse Effect.

          (m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect.

          (n) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

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          (o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (p) Except as disclosed in the Prospectus, and except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect or be required to be disclosed in the Prospectus by the Commission pursuant to the 1933 Act Regulations, the Company and its subsidiaries (or, to the knowledge of the Company, any other entity for whose acts or omissions the Company is or may be liable) (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) possess and maintain in full force and effect any and all permits, licenses or registrations required under Environmental Law for the conduct of their businesses ("Environmental Permits"); (3) have not, pursuant to any contract, assumed responsibility to cure any currently identified material liability under Environmental Law or to remediate any currently identified Hazardous Substances (as defined below) spill or release; (4) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a "potentially responsible party" and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) are not subject to any pending or, to the knowledge of the Company, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries; (6) do not have knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures to maintain the Company's or the subsidiaries' compliance with Environmental Law or with their Environmental Permits; and (7) does not (A) rely on any third party for an indemnity for, or the contractual assumption of, any material remediation obligation or liability under Environmental Law and (B) have reasonable cause to believe that such third party will default in its obligation to comply with such indemnity or contractual assumption. As used in this paragraph, "Environmental Laws" means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land, (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iv) the protection of wildlife or endangered or threatened species, or (v) the investigation, remediation or cleanup of, or exposure to, any Hazardous Substances. As used in this paragraph, "Hazardous Substances" means pollutants, contaminants or hazardous, dangerous or toxic substances, materials, constituents or wastes or petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws.

          (q) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (r) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States

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     ("GAAP") applied on a consistent basis; all non-GAAP financial information included in the Registration Statement complies with the requirements of
     Item 10 of Regulation S-K under the 1933 Act.

          (s) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (t) As of the date hereof, the Company is subject to the reporting requirements of either Section 13 of the 1934 Act and files reports with the Commission on EDGAR.

          (u) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (v) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes due thereon, and other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided in accordance with GAAP, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

          (w) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

          (x) PricewaterhouseCoopers LLP who have certified certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm as contemplated by the 1933 Act and the 1933 Act Regulations.

          (y) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

          (z) The Company and its subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-14 of the 1934 Act Regulations) designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported in accordance with the 1934 Act Regulations. The Company has carried out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with Rule 13a-15 of the 1934 Act Regulations.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase
from the Company, at a purchase price of $        per share, the number of Firm
                                          -------
Securities set forth below the caption "Number of Firm Securities to be Sold by the Company" and opposite the name of such Underwriter in Schedule A hereto.

     The Company will deliver the Firm Securities to the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the

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Underwriters drawn to the order of the Company in the case of the Firm
Securities at the office of Baker Botts L.L.P., 910 Louisiana Street, Houston,
TX 70002, at 9:00 A.M., New York time, on               , 20  , or at such other
                                          ---------- --     --
time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 of the 1934 Act Regulations, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriters request and will be made available for checking and packaging at the above office of Baker Botts L.L.P. at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from the Underwriters given to the Company not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities in Schedule A hereto (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised no more than once and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

     The time for the delivery of and payment for the Optional Securities, being herein referred to as the "Optional Closing Date", which may be the First Closing Date (the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Underwriters but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. On the Optional Closing Date, the Company will deliver the Optional Securities being purchased on the Optional Closing Date to the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriters drawn to the order of the Company, at office of Baker Botts L.L.P., 910 Louisiana Street, Houston, TX 70002. The certificates for the Optional Securities being purchased on the Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriters request upon reasonable notice prior to the Optional Closing Date and will be made available for checking and packaging at the above office of Baker Botts L.L.P. at a reasonable time in advance of the Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) At any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, the Company will not file or make any amendment to the Registration Statement or any supplement to the Prospectus (except for periodic or current reports filed under the 1934
     Act) unless the Company has furnished the Underwriters a copy for its review prior to filing and given the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement. The Underwriters shall make its responses thereto, if any, promptly. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, in form approved by the Underwriters, setting forth the number of shares of Offered Securities to be sold, the Underwriters' names, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period prescribed by such rule and will provide evidence satisfactory to the Underwriters of such filing. The Company will promptly advise the

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     Underwriters (i) at any time when a prospectus relating to the Offered
     Securities is required to be delivered under the 1933 Act, when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any post-effective amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening by direct communication with the Company of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening by direct communication with the Company of any proceeding for such purpose. The Company will promptly effect the filing of the Prospectus necessary pursuant to Rule 424(b) of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the 1933 Act or the 1934 Act, or the 1933 Act Regulations or the 1934 Act Regulations, the Company promptly will (i) notify the Underwriters, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
     Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) supply any supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

          (c) During the period when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, (i) the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will furnish to the Underwriters copies of such documents, (ii) on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company will furnish to the Underwriters the information contained or to be contained in such announcement or document and (iii) the Company will furnish to the Underwriters copies of all other material press releases or announcements to the general public.

          (d) As soon as practicable, but not later than 90 days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

          (e) So long as the Underwriters are required to deliver a prospectus in connection with sales of the Offered Securities, the Company will furnish to the Underwriters and their counsel, without charge, such copies of the Registration Statement (including exhibits thereto) and Prospectus as the Underwriters may reasonably request.

          (f) The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters reasonably request and will continue such qualifications in effect so long as required for the distribution of the Offered Securities, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (g) For a period of 60 days after the First Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act (other than a registration statement on Form S-8) relating to, any

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

     additional shares of the Securities or securities convertible into or exchangeable or exercisable for any shares of the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriters, except grants of stock options, restricted stock or other stock-based awards pursuant to the terms of the Company's 2004 Omnibus Incentive Plan or any similar plan, issuances of Securities pursuant to the exercise of such awards or the exercise of any other awards outstanding on the date hereof or issuances of Securities pursuant to the Company's dividend reinvestment plan.

          (h) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, fees of the Company's counsel, accounting fees and fees related to the listing of the Offered Securities on the New York Stock Exchange), for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on the Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriters shall have received a letter, dated the date hereof, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (b) The Prospectus shall have been filed with the Commission in accordance with the 1933 Act Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Company or the Underwriters, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the 1933 Act Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of, delivery and payment for the Offered Securities.

          (d) The Underwriters shall have received an opinion, dated such Closing Date, of Baker Botts L.L.P., counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights under the charters or bylaws of the Company, the Delaware General Corporation Law or, to the best of the knowledge of such counsel, any other agreement or instrument to which the Company is a party, with respect to the Securities;

               (iii) Except as described in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act that have not been validly waived or satisfied prior to the date hereof;

               (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the 1933 Act, such consents, approvals or filings as may be required by or with the NASD (as to which such counsel need express no opinion) and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion);

               (v) The execution, delivery and performance of this Agreement and the sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation of, or order of any governmental agency or body or any court having jurisdiction in, the United States, the State of Texas or the State of New York, and the Delaware General Corporation Law (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or antifraud law, rule or regulation), (B) any agreement or instrument listed as an exhibit to the most recently filed Annual Report on Form 10-K of the Company (the "Material Agreements"), or (C) the charter or by-laws of the Company, other than, in the case of clauses (A) or (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) The statements contained in the Prospectus under the caption "Description of Capital Stock" insofar as they purport to constitute a summary of the Securities, accurately summarize in all material respects the terms of the Securities;

               (viii) The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement and the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors' reports thereon, management's report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein, or omitted therefrom, as to which such counsel need express no opinion), and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and

               (ix) The documents incorporated by reference in the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors' reports thereon, management's report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein, or omitted therefrom, as to which such counsel need express no opinion), at the time they were filed with the Commission, appear on their faces to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

               Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company, with representatives of the independent accountants of the Company, with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except to the extent set forth in paragraph (vii) above), on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and representatives of the Underwriters), no facts have come to such counsel's attention that lead such counsel to believe that (A) the Registration Statement (other than the financial statements and schedules, including the notes thereto, the auditors' reports thereon, management's report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date or as of such Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, and (B) the Prospectus or any amendments thereto (other than the financial statements and schedules, including the notes thereto, the auditors' reports thereon, management's report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date or as of such Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

          (e) The Underwriters shall have received an opinion, dated such Closing Date, of Stephen Wallace, Vice President and General Counsel of the Company, to the effect that:

               (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

               (ii) Each subsidiary of the Company listed on Exhibit A hereto has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other organizational) to own its properties and conduct its business as described in the Prospectus; and each subsidiary listed on Exhibit A hereto is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or limited partnership interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or limited partnership interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances, except to the extent that (i) such capital stock or limited partnership interest is subject to a lien or encumbrance in connection with the Debt Agreements or (ii) any failure of such capital stock or limited partnership interests to be free from liens and encumbrances would not, individually or in the aggregate, have a Material Adverse Effect; and

               (iii) The execution, delivery and performance of this Agreement will not result in (A) a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws or other organizational documents of any subsidiary of the Company, or
          (B) any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (excluding the Material Agreements, as to which such counsel need express no opinion), other than, in the case of clause
          (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

          Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company, with representatives of the independent accountants of the Company, with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or any amendment thereto, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and representatives of the Underwriters), no facts have come to such counsel's attention that lead such counsel to believe that (A) the Registration Statement (other than the financial statements and schedules, including the notes thereto, the auditors' reports thereon, management's report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date or as of such Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, and (B) the Prospectus or any amendment thereto (other than the financial statements and schedules, including the notes thereto, the auditors' reports thereon, management's report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date or as of such Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) The Underwriters shall have received from                   ,
                                                        ------------------
     counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus or as described in such certificate.

          (h) The Underwriters shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (i) [On or prior to the date of this Agreement, the Underwriters shall have received lockup letters from TTWF LP and each of the executive officers and directors of the Company who own any Securities].

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of
Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the 1933 Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
     Underwriter: [list applicable sentences and paragraphs].

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection
     (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered

     Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or the Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the
Underwriters, c/o                 ,                     ,                    ,
                  ----------------  --------------------  -------------------
Attention:                      (fax: (  )     -   ), or, if sent to the
           --------------------        --  ---- ---
Company, will be mailed, delivered or faxed and confirmed to it at 2801 Post Oak Boulevard, Houston, Texas 77056, Attention: General Counsel (fax (713) 629-6239); provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                     Very truly yours,

                                         WESTLAKE CHEMICAL CORPORATION


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                            By [NAME OF UNDERWRITERS]


                                            By
                                               ------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                                            Number of Firm Securities
Underwriter                                 to Be Sold By the Company
-----------                                 -------------------------
   Total.................................
                                                      =====

                                    EXHIBIT A
                              Material Subsidiaries

North American Bristol Corporation
North American Pipe Corporation
Westlake Styrene LP
Westlake Polymers LP
WPT LP
Westech Building Products, Inc.
Westlake Petrochemicals LP
Westlake PVC Corporation
Westlake Vinyls, Inc.

                                    EXHIBIT B
                              Form of Lockup Letter

                                                                          , 20
                                                                      ----    --

Westlake Chemical Corporation
2801 Post Oak Boulevard
Houston, Texas 77056

[Name and Address of the Underwriters]

Dear Sirs:

          As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of [common] [preferred] stock (the "Securities") of Westlake Chemical Corporation, a Delaware corporation, and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that from the date hereof and until 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent the Underwriters. In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

          Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and such transfer shall not involve a disposition for value.

          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

          This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if (i) the Public Offering Date shall not
have occurred on or before              ,   , (ii) the Underwriting Agreement is
                           ---------- --  --
terminated in accordance with its terms or (iii) prior to the execution and delivery of the Underwriting Agreement, the Company notifies you in writing that it has abandoned the offering of the Securities.

                                            Very truly yours,